EXHIBIT 10:  CONSENT OF INDEPENDENT AUDITOR



                                                      Coopers & Lybrand L.L.P.
                                                          1200 Landmark Center
                                                       1299 Farnam, Suite 1000
                                                    Omaha, Nebraska 68102-1842



                       CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Companion Life Insurance Company

     We consent to the inclusion in Part B of the Statement of Additional Information filed as part of Pre-Effective Amendment No. 1 to this registration statement of the Companion Life Separate Account C (the "Variable Account") on Form N-4 (File No. 33-98062) of our report dated March 20, 1996, on our audits of the financial statements of the Companion Life Separate Account C. We also consent to the reference to our firm as the independent accountants for the Variable Account.

                      /s/ Coopers & Lybrand L.L.P.

Omaha, Nebraska
November 1, 1996

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                                                      Coopers & Lybrand L.L.P.
                                                      New York, New York


                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Companion Life Insurance Company

     We consent to the inclusion in Part B of the Statement of Additional Information filed as part of Pre-Effective Amendment No. 1 to this registration statement of the Companion Life Separate Account C (the "Variable Account") on Form N-4 (File No. 33-98062) of our report dated February 23, 1996, on our audits of the financial statements of Companion Life Insurance Company (Companion).


                      /s/ Coopers & Lybrand L.L.P.

New York, New York
November 1, 1996